EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2018-BNK10 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as General Master Servicer on and after March 1, 2025, National Cooperative Bank, N.A., as NCB Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Trimont LLC, as Primary Servicer for the Warwick Mall Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Warwick Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Warwick Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Warwick Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Warwick Mall Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Warwick Mall Mortgage Loan, Trimont LLC as Primary Servicer for the Extra Space Self Storage Portfolio Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Extra Space Self Storage Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Extra Space Self Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Extra Space Self Storage Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Extra Space Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Extra Space Self Storage Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the Baybrook Lifestyle and Power Center Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Baybrook Lifestyle and Power Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Baybrook Lifestyle and Power Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Baybrook Lifestyle and Power Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Baybrook Lifestyle and Power Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Baybrook Lifestyle and Power Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Moffett Towers II - Building 2 Mortgage Loan on and after March 1, 2025, K-Star Asset Management LLC, as Special Servicer for the Moffett Towers II - Building 2 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers II - Building 2 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Moffett Towers II - Building 2 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers II - Building 2 Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II - Building 2 Mortgage Loan.

 Dated: March 18, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)